UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.__)
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Filed by a Party other than the Registrant     ☐
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 ☐    Preliminary Proxy Statement
 ☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
  ☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
SKILLZ INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6625 Badura Avenue
Las Vegas, Nevada 89118
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SUPPLEMENT DATED JUNE 16, 2023 TO THE
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT FOR THE 2023
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 20, 2023

Dear Stockholders:

This Supplement provides updated and amended information with respect to the Annual Meeting of Stockholders of Skillz Inc. (the “Company,” “we” or “our”), to be held on June 20, 2023 (the “Annual Meeting”).

The information contained in this Supplement should be read in conjunction with the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement (the “Proxy Statement”), each dated May 1, 2023, furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments of the Annual Meeting, and as such only holders at the close of business on April 21, 2023, are entitled to notice of, and to vote at, the Annual Meeting and at all adjournments of the Annual Meeting.

Change in Company’s Certifying Accountant

On June 16, 2023, the Company filed a Current Report on Form 8-K (the “Form 8-K”) announcing that the Audit Committee of the Board had dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm and appointed Grant Thornton LLP (“GT”) as its new independent registered public accounting firm, effective immediately.

As disclosed in the Form 8-K, the audit reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except the December 31, 2022 EY report included an explanatory paragraph related to the restatement of the 2021 and 2020 financial statements.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through June 16, 2023, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference thereto in its audit reports on the financial statements of the Company for such years.

During the fiscal years ended December 31, 2022 and December 31, 2021, and through June 16, 2023, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except with respect to (1) the disclosure of material weaknesses in internal control over financial reporting, which all remain unremediated as of December 31, 2022, related to (i) risk assessment, in which our risk management process: (a) did not adequately identify financial statement risks related to the Company’s exposure to indirect taxes that impacted the indirect tax liability in our consolidated balance sheets and resulted in a restatement of our previously issued consolidated financial statements, and (b) did not timely identify third party service organizations on which we rely that were not planning to issue System Organization Controls (“SOC”) reports, or issued SOC reports with qualified opinions, (ii) information technology general controls, in which we did not maintain sufficient: (a) user access controls to ensure appropriate segregation of duties and adequately restrict user and privileged access to financial applications, programs, and data to appropriate Company personnel, and (b) program change management controls to ensure that information technology program and data changes affecting financial information technology applications and underlying records are identified, tested, authorized, and implemented appropriately, and (iii) internal control over accounting processes, in which our controls designed to properly evaluate certain accounting processes, including where management review was involved, did not operate effectively due to the lack of sufficient documentation or evidence retained to demonstrate management’s review, and (2) the Company’s: (i) restatement of its Consolidated Balance Sheet as of December 31, 2021, and the related Consolidated Statements of Operations and Comprehensive Loss, Changes in Stockholders’ Equity, and Consolidated Statements of Cash Flows for the year ended December 31, 2021, (ii) restatement of its Unaudited Quarterly Financial Data for the three quarters of the year ended December 31, 2022, (iii) restatement of its Unaudited Quarterly Financial Data for each quarter of the year ended December 31, 2021, and (iv) amendment of its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2021, all of which restatements and amendments have been included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The above reportable events were discussed between the Audit Committee and EY, and EY has been authorized by the Company to respond fully to inquiries by GT, the successor registered public accounting firm of the Company, concerning the reportable events.

The Company provided EY with a copy of the foregoing disclosures in the Form 8-K in response to Item 304(a) of Regulation S-K and requested that EY furnish the Company with a copy of their letter addressed to the SEC pursuant to Item 304(a)(3) of Regulation S-K, stating whether EY agrees with the statements made by the Company in the Form 8-K in response to Item 304(a) of Regulation S-K. A copy of EY’s letter to the SEC dated June 16, 2023 is attached as Exhibit 16.1 to the Form 8-K.

During the fiscal years ended December 31, 2022 and December 31, 2021, and through June 16, 2023, neither the Company, nor anyone on its behalf, consulted GT regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Withdrawal of Proposal 2 of the Proxy Statement

As a result of the dismissal of EY, the Company intends to withdraw Proposal 2 from the meeting agenda of the Annual Meeting, which requests the stockholders of the Company ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Company does not intend to submit any other proposal for ratification with respect to the appointment of an independent registered public accounting firm at the Annual Meeting.

You should note the following:
•the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 2;
•proxy cards or voting instructions already received with direction on Proposal 2 will not be voted on Proposal 2;
•proxy cards or voting instructions already received with direction on Proposal 1 (election of directors) will remain valid and in effect, and will be voted as directed;
•proxy cards or voting instructions already received with direction on Proposal 3 (approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding officer exculpation) will remain valid and in effect, and will be voted as directed;
•proxy cards or voting instructions already received with direction on Proposal 3 (approval of an amendment to the Company’s Charter to give the Board discretionary authority to effect a reverse stock split of our Class A and Class B common stock) will remain valid and in effect, and will be voted as directed; and
•if you have already submitted a proxy card or voting instructions, you do not need to resubmit proxies or other voting instructions with different directions, unless you wish to change your previously cast votes on the remaining proposals.

This Supplement does not revise or update any other information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Additional Information and Where to Find It

In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the Securities and Exchange Commission and made available the Proxy Statement, proxy card and documents incorporated by reference to the Company’s stockholders on May 1, 2023. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and other documents filed by the Company are available at www.sec.gov. You may also access the Company’s Proxy Statement at investors.skillz.com.
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The date of this Supplement is June 16, 2023.